Exhibit 99.1

BeiGene Announces Proposed Public Offering

CAMBRIDGE, Mass. and BEIJING, China, January 16, 2018 (GLOBE NEWSWIRE) — BeiGene, Ltd. (NASDAQ:BGNE), a commercial-stage biopharmaceutical company focused on developing and commercializing innovative molecularly targeted and immuno-oncology drugs for the treatment of cancer, today announced a public offering of its American Depositary Shares (ADSs), each representing 13 of its ordinary shares, par value $0.0001 per share. BeiGene intends to offer and sell $650 million of its ADSs, before underwriting discounts and commissions and estimated offering expenses. In addition, BeiGene expects to grant the underwriters a 30-day option to purchase up to an additional $50 million of ADSs, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Goldman Sachs & Co. LLC, Morgan Stanley, Cowen, and Leerink Partners are acting as joint book-running managers.

The securities described above are being offered pursuant to an automatically effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may also be obtained for free from the offices of Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, or email: prospectus-ny@ny.email.gs.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014;  Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, United States, Attn.: Prospectus Department or by calling 1-631-274-2806; or Leerink Partners LLC, Attention: Syndicate Department, One

Federal Street, 37th Floor, Boston, MA 02110, by telephone at 800-808-7525, ext. 6132 or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About BeiGene

BeiGene is a global, commercial-stage, research-based biotechnology company focused on molecularly targeted and immuno-oncology cancer therapeutics. With a team of over 850 employees in China, the United States, and Australia, BeiGene is advancing a pipeline consisting of novel oral small molecules and monoclonal antibodies for cancer. BeiGene is also working to create combination solutions aimed to have both a meaningful and lasting impact on cancer patients. BeiGene markets ABRAXANE® (nanoparticle albumin—bound paclitaxel), REVLIMID® (lenalidomide), and VIDAZA® (azacitidine) in China under a license from Celgene Corporation.(1)

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to BeiGene’s expectations regarding the completion, timing and size of the public offering, and its expectations with respect to granting the underwriters a 30-day option to purchase additional ADSs. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by BeiGene is contained or

(1)  ABRAXANE®, REVLIMID®, and VIDAZA® are registered trademarks of Celgene Corporation.

incorporated by reference in the preliminary prospectus supplement related to the public offering filed with the SEC. BeiGene disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact	Media Contact

Lucy Li, Ph.D.	Liza Heapes

+1 781-801-1800	+ 1 857-302-5663

ir@beigene.com	media@beigene.com